UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): January 12, 2007

CLEVELAND BIOLABS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12465	20-0077155
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11000 Cedar Ave., Suite 290
(Address of principal executive offices)

Registrant’s telephone number, including area code: (216) 229-2251

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On January 12, 2007, Cleveland BioLabs, Inc. (the “Company”) entered into a Sponsored Research Agreement (the “Agreement”) with Roswell Park Cancer Institute Corporation (“Sponsor”) to develop the Company’s cancer and radio-protectant drug candidates. Among its terms, the Agreement provides that Sponsor will provide the Company with up to $3 million of research grant funding, and the Company will establish a major research/clinical facility at Sponsor’s campus in Buffalo, New York. The Agreement also provides terms and conditions pursuant to which the Company and Sponsor may collaborate on research and clinical trials during the five-year term of the Agreement. A copy of the agreement is attached as Exhibit 10.1 and incorporated herein by reference.

Item 8.01.	Other Events

On January 12, 2007, the Company issued a press release announcing the transaction described in Item 1.01. A copy of the press release is attached as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit
10.1	Sponsored Research Agreement between Cleveland BioLabs, Inc. and Roswell Park Cancer Institute Corporation effective as of January 12, 2007.
99.1	Press Release dated January 12, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEVELAND BIOLABS, INC.

Date: January 12, 2007	By:	/s/ Michael Fonstein
Michael Fonstein
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	Sponsored Research Agreement between Cleveland BioLabs, Inc. and Roswell Park Cancer Institute Corporation effective as of January 12, 2007.
99.1	Press Release dated January 12, 2007.